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EXHIBIT 10.29.1

                       FIRST AMENDMENT TO ACCOUNT TRANSFER
                             AND PURCHASE AGREEMENT

         THIS FIRST AMENDMENT TO ACCOUNT TRANSFER AND PURCHASE AGREEMENT (this "Amendment") is entered into by and between BASIS, INC., an Arizona corporation ("Seller"), Prologic Management Systems, Inc., (the "Guarantor") and KBK FINANCIAL, INC., a Delaware corporation ("KBK").

         WHEREAS, Seller and KBK entered into that certain Account Transfer and Purchase Agreement dated as of March 29, 2001, as amended from time to time (collectively, the "Purchase Agreement"); and

         WHEREAS, pursuant to the Purchase Agreement the parties have provided for the terms and conditions under which KBK may from time to time purchase certain of Seller's accounts; and

         WHEREAS, the Purchase Agreement and all other documents securing, governing, guaranteeing and/or pertaining to the Purchase Agreement are hereinafter referred to collectively as the "Purchase Documents"; and

         WHEREAS, the parties hereto now desire to modify the Purchase Agreement as hereinafter provided;

         NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties, and agreements contained herein, and for other valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                   Definitions

Section 1.01 The terms used in this Amendment to the extent not otherwise defined herein shall have the same meanings as in the Purchase Agreement.

                                   ARTICLE II
                                   Amendments

Section 2.01 Effective as of the date hereof, the second paragraph of Section 2 of the Purchase Agreement is hereby amended in its entirety to read as follows:

         "In connection with each offer of accounts to KBK, Seller agrees to deliver to KBK a written assignment of such accounts, together with a copy of all invoices relating to such accounts, and evidence of delivery of the related goods or performance of the related services (and, if requested, the original purchase orders from the applicable customers), all in a form satisfactory to KBK. In order for an account to be eligible for purchase by KBK, the related invoice must set forth, as the sole address for payment, the following post office box: P.O. Box Dept 33296, P.O. 39000, San Francisco, CA 94139-3296 ("Authorized Remittance Address") (or, upon notice from KBK, another post office box of KBK) and, in the case of payments to be effected by wire transfer or other electronic means, the related invoice must set forth, as the sole bank account for such payment, a bank account of KBK (or a third party designated by KBK) designated by KBK from time to time (except in each case as otherwise agreed in writing by KBK). KBK's acceptance for purchase of offered accounts shall be evidenced by KBK's tendering of the Initial Payment (as herein defined) to Seller or otherwise delivering to Seller a schedule of accounts accepted for purchase by KBK. Seller's transference of offered accounts shall not be effective as to any accounts not accepted for purchase by KBK."

Section 2.02 Effective as of the date hereof, the first paragraph of Section 4 of the Purchase Agreement is hereby amended in its entirety to read as follows:

         "4. Purchase Price. The purchase price for each account purchased hereunder shall consist of and be paid by the Initial Payment and the Residual Payment. The Initial Payment shall be payable by KBK to Seller on the business day that KBK accepts for purchase the related account, and the Residual Payment shall be payable by KBK to Seller within five business days after KBK receives and deposits the proceeds of collection for the subject account in an amount equal to the Net Amount (as hereinafter defined) of such account (subject to KBK's right to withhold payment of Residual Payments hereunder, and subject to KBK's right to withhold, offset and charge, each as described below)."

                                   ARTICLE III
           Representations, Warranties, Ratification and Reaffirmation

Section 3.01 Seller hereby represents and warrants that: (i) the representations and warranties contained in the Purchase Agreement are true and correct on and as of the date hereof as though made on and as of the date hereof, and (ii) no event has occurred
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and is continuing that constitutes an Event of Default or would constitute an
Event of Default but for the requirement of notice or lapse of time or both.

Section 3.02 The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Purchase Agreement, but except as expressly modified and superseded by this Amendment, the terms and provisions of the Purchase Agreement are ratified and confirmed and shall continue in full force and effect, Seller hereby agreeing that the Purchase Agreement and the other Purchase Documents are and shall continue to be outstanding, validly existing and enforceable in accordance with their respective terms.

Section 3.03 Guarantor previously executed that certain Limited Guaranty (the "Guaranty Agreement") dated March 29, 2001, for the benefit of KBK to unconditionally guarantee the payment by Seller of losses incurred by KBK under the Purchase Agreement, as more fully described therein. Guarantor, by executing this Amendment, hereby consents to this Amendment and agrees that, notwithstanding the execution of this Amendment, the Guaranty Agreement remains in full force and effect and the obligations thereunder remain valid and binding against Guarantor. Guarantor acknowledges and agrees that there are no claims or offsets against, or defenses or counterclaims to, the terms and provisions of the Guaranty Agreement or the obligations created or evidenced thereby.

                                   ARTICLE IV
                                  Miscellaneous

Section 4.01 Each of the Purchase Documents is hereby amended so that any reference in the Purchase Documents to the Purchase Agreement shall mean a reference to the Purchase Agreement as amended hereby.

Section 4.02 This Amendment may be executed simultaneously in one or more counterparts, each of shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by telecopy shall be equally as effective as delivery of a manually executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telecopy also shall deliver a manually executed counterpart of this Amendment but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

Section 4.03 The Agreement and this Amendment have been entered into in Tarrant County, Texas and shall be performable for all purposes in, Tarrant County, Texas. THE AGREEMENT, AS AMENDED HEREBY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. Courts within the State of Texas shall have jurisdiction over any and all disputes arising under or pertaining to the Agreement, as Amended hereby, and venue in any such dispute shall be the courts located in Tarrant County, Texas.

Section 4.04 This amendment shall not become effective until executed by KBK.

EXECUTED as of April 17, 2001.
                                        SELLER:

                                        BASIS, INC.

                                        By: /s/    James Heim
                                            ------------------------------
                                        Name:      James Heim
                                             -----------------------------
                                        Title:     Secretary/Treasurer
                                              ----------------------------


                                        GUARANTOR:

                                        PROLOGIC MANAGEMENT SYSTEMS, INC.

                                        By: /s/    Richard E. Metz
                                            ------------------------------
                                        Name:      Richard E. Metz
                                             -----------------------------
                                        Title:     President
                                              ----------------------------

                                        KBK:

                                        KBK FINANCIAL, INC.

                                        By: /s/    Sherri McCoy
                                            ------------------------------
                                        Name:      Sherri McCoy
                                             -----------------------------
                                        Title:     Vice President
                                              ----------------------------